Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of January 22, 2016 (the “Effective Date”), by and among LOGMEIN, INC., a Delaware corporation (“LMI”), LOGMEIN IRELAND HOLDING COMPANY LIMITED, an Irish incorporated limited liability company (“LMI Ireland” and, together with LMI, the “Borrowers”), LOGMEIN IRELAND LIMITED, an Irish incorporated limited liability company (“Guarantor”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the undersigned Lenders constituting Required Lenders as of the date hereof.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are each party to that certain Credit Agreement, dated as of February 18, 2015 (as the same may be amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”), and the Guarantor and the Administrative Agent are each party to that certain Subsidiary Guarantee Agreement, dated as of February 18, 2015 (as the same may be amended, restated, supplemented or otherwise modified form time to time, the “Guarantee”);

WHEREAS, the Borrowers have elected to increase the Aggregate Commitment under (and as defined in) the Credit Agreement pursuant to Section 2.21 thereof by $50,000,000 such that the Aggregate Commitment will equal $150,000,000 (such increase, the “Accordion Increase”);

WHEREAS the Borrowers have requested that the Lenders agree, and Lenders constituting Required Lenders under the Credit Agreement have agreed, on the terms and subject to the conditions set forth herein, to re-set the expansion option contained in Section 2.21 of the Credit Agreement to allow for an additional optional increase of up to $50,000,000 of the Aggregate Commitment (such that the Aggregate Commitment would not exceed $200,000,000 following the Borrowers’ election of such an increase) (the “Accordion Re-Set”); and

WHEREAS the Borrowers have requested that the Lenders agree, and Lenders constituting Required Lenders under the Credit Agreement have agreed, on the terms and subject to the conditions set forth herein, to make certain amendments to the Credit Agreement in connection with the Accordion Increase and the Accordion Re-Set.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Definitions; Loan Document. Capitalized terms used in this First Amendment without definition shall have the meaning assigned to such terms in the Credit Agreement, as modified by this First Amendment. This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.        New Definition in Section 1.01 of the Credit Agreement. The following new defined term is hereby added to Section 1.01 of the Credit Agreement, in appropriate alphabetical order:

““First Amendment” means that certain First Amendment to Credit Agreement dated as of January 22, 2016, by and among the Borrowers, LogMeIn Ireland Limited, as Guarantor, the Administrative Agent and Lenders constituting Required Lenders as of the date thereof, amending the terms of this Agreement.”

3.        Amendment to Section 2.21 of the Credit Agreement. The first sentence of Section 2.21(a) of the Credit Agreement is hereby amended and restated to read as follows:

“LMI may from time to time elect to increase the Aggregate Commitment in a minimum amount of $10,000,000 (or the remaining amount available under this Section 2.21) and an integral multiple of $5,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of all such Commitment increases made after the effective date of the First Amendment does not exceed $50,000,000 (such that the aggregate amount of all Commitments hereunder does not exceed $200,000,000).”

4.        Amendment to Schedule 2.01A (Commitments) of the Credit Agreement. Schedule 2.01A of the Credit Agreement is hereby deleted in its entirety and replaced with the new Schedule 2.01A attached to this First Amendment as Exhibit A.

5.        Consent to Augmenting Lender. The Borrowers, the Administrative Agent and the Issuing Bank each consent to Morgan Stanley Bank, N.A. joining the Credit Agreement as an Augmenting Lender.

6.        No Waiver. Nothing contained in this First Amendment shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

7.        Conditions to Effectiveness. This First Amendment shall become effective on the date upon which the Administrative Agent (or its counsel) receives:

a.	a counterpart of this First Amendment, signed on behalf of each of the Borrowers and each of the Lenders constituting Required Lenders, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this First Amendment) that each such Person has signed a counterpart of this First Amendment;

b.	a certificate duly executed by a Financial Officer of LMI and dated as of the Effective Date certifying that:

i.	the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are satisfied both before and immediately after giving effect to the Accordion Increase; and

ii.

the Borrowers shall be in pro forma compliance with each financial covenant set forth in Section 6.10 of the Credit Agreement, recomputed (A) as if the Accordion Increase (and any drawings of the Accordion Increase and the application of proceeds thereof to the repayment of any other Indebtedness) had occurred on the first day of the most recent Reference Period preceding the date thereof for which the Borrowers have delivered Financial Statements, (B) with Indebtedness measured as of the date of and immediately after giving effect to any funding in connection with the Accordion Increase (and any drawings of the Accordion Increase and the application of proceeds thereof to the repayment of any other Indebtedness) and (C) with Adjusted EBITDA measured on a Pro Forma Basis for the Reference Period then most recently ended for which LMI has delivered Financial Statements;

c.	such documents and certificates (including resolutions) as the Administrative Agent or its counsel may reasonably request relating to each of the Borrowers’ corporate power and authority to effect the Accordion Increase, the Accordion Re-Set and enter into this First Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

d.	favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Latham & Watkins LLP and Maples and Calder, counsel for the Loan Parties, consistent with those delivered in connection with the closing of the Credit Agreement, as to the corporate power and authority of each of the Borrowers (A) to borrow hereunder immediately after giving effect to the Accordion Increase and (B) to authorize the Accordion Increase and the Accordion Re-Set;

e.	payment of the upfront fees for the Lenders participating in the Accordion Increase and any other required fees, in each case as agreed with the Administrative Agent and

f.	(i) in the case of each Increasing Lender, if any, LMI and such Increasing Lender shall execute an agreement substantially in the form of Exhibit E to the Credit Agreement, and (ii) in the case of each Augmenting Lender, if any, LMI and such Augmenting Lender shall execute an agreement substantially in the form of Exhibit F to the Credit Agreement.

8.        Legal Fees. The Borrowers agree to promptly pay, upon receiving an invoice therefor, the reasonable and documented fees, charges and disbursements of Goulston & Storrs PC, counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred in connection with this First Amendment.

9.        Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)        The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within each Borrower’s and the Guarantor’s organizational powers, (ii) have been duly authorized by all necessary organizational and, if required, equityholder action, (iii) been duly executed and delivered by each Borrower and the Guarantor, (iv) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (v) will not violate (A) any applicable law or regulation in any material respect or order of any Governmental Authority in any material respect or (B) the charter, by-laws or other organizational documents of any Borrower or any of their respective Subsidiaries, (vi) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of their respective Subsidiaries or its assets, give rise to a right thereunder to require any payment to be made by any Borrower or any of their respective Subsidiaries, to the extent that such violation, default or right to require a payment could reasonably be expected to have Material Adverse Effect and (vii) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of their respective Subsidiaries.

(b)        This First Amendment constitutes a legal, valid and binding obligation of each Borrower and the Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)        The representations and warranties made by each Borrower in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of the date hereof, as though made on the date hereof.

(d)        After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

10.        Ratification, etc. Except as expressly amended by this First Amendment, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

11.        Reaffirmation of Guarantee. The Guarantor hereby reaffirms its guarantee contained in the Guarantee of the full and punctual payment and performance when due of all the Guaranteed Obligations (as defined in the Guarantee), and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this First Amendment.

12.        Successors and Assigns. This First Amendment shall inure to the benefit of and be binding upon the Borrowers, the Guarantor, the Administrative Agent and the Lenders from time to time party to the Credit Agreement, and each of their respective successors and permitted assigns.

13.        Governing Law. This First Amendment shall be construed in accordance with and governed by the law of the State of New York.

14.        Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as a sealed instrument as of the date first set forth above.

LOGMEIN, INC.

By:	/s/ Edward K. Herdiech
Name: Edward K. Herdiech Title: Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

Signed and Delivered as a Deed by

Edward K. Herdiech	/s/ Edward K. Herdiech

Attorney

as duly appointed attorney for

and on behalf of LogMeIn Ireland Holding Company Limited

in the presence of:

/s/ Patrick J. Murphy

Witness Signature

Address: 39 Cold Spring Road Westford, MA 01886

Occupation: Attorney

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

Signed and Delivered as a Deed by

Edward K. Herdiech	/s/ Edward K. Herdiech

Attorney

as duly appointed attorney for

and on behalf of LogMeIn Ireland Limited

in the presence of:

/s/ Patrick J. Murphy

Witness Signature

Address: 39 Cold Spring Road Westford, MA 01886

Occupation: Attorney

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/s/ David F. Gibbs
Name: David F. Gibbs Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

T.D. BANK, N.A., as a Lender,

By:	/s/ William F. Granchelli
Name: William F. Granchelli Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

WELLS FARGO BANK, N.A, as a Lender,

By:	/s/ Debra E. DelVecchio
Name: Debra E. DelVecchio Title: SVP

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

SILICON VALLEY BANK, as a Lender,

By:	/s/ Russell Follansbee
Name: Russell Follansbee Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

MORGAN STANLEY BANK, N.A., as a Lender,

By:	/s/ Erika Lee
Name: Erika Lee Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT (JPM-LMI 2016)]

EXHIBIT A

Schedule 2.01A

Lenders and Commitments

Lender	Commitment	Initial Applicable Percentage
JPMorgan Chase Bank, N.A.	$ 40,000,000.00	26.6666666667%
Wells Fargo Bank, N.A.	$ 40,000,000.00	26.6666666667%
Silicon Valley Bank	$ 32,500,000.00	21.6666666667%
TD Bank, N.A.	$ 27,500,000.00	18.3333333333%
Morgan Stanley Bank, N.A.	$ 10,000,000.00	6.6666666667%
Total	$150,000,000.00	100%